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                                                                      EXHIBIT 1a

                             JOHN HANCOCK WORLD FUND


                          Establishment and Designation
                                       of
                Class A Shares, Class B Shares and Class C Shares
                            of Beneficial Interest of
                John Hancock Freedom Pacific Basin Equities Fund

                                       and

                        Class A Shares and Class B Shares
                            of Beneficial Interest of
                       John Hancock Freedom Global Rx Fund

         The undersigned, being a majority of the Trustees of John Hancock World Fund, a Massachusetts business trust (the "Trust"), acting pursuant to Sections
5.1 and 5.11 of the Amended and Restated Declaration of Trust dated February 8, 1994 of the Trust, as amended from time to time (the "Declaration"), do hereby divide the shares of beneficial interest (the "Shares") of each of John Hancock Freedom Pacific Basin Equities Fund ("Pacific Basin Fund") and John Hancock Freedom Global Rx Fund ("Global Rx Fund") (each, a "Fund," collectively, the "Funds"), to create multiple classes of Shares of each Fund as follows:

         1. The classes of Shares of Pacific Basin Fund established and designated hereby are "Class A Shares," "Class B Shares," and "Class C Shares," respectively.

            The classes of Shares of Global Rx Fund established and designated hereby are "Class A Shares" and "Class B Shares," respectively.

         2. Each Class of Shares of each Fund shall each be entitled to all of the rights and preferences accorded to Shares under the Declaration.

         3. The purchase price of each Class of Shares of each Fund, the method of determining the net asset value of each Class of Shares of each Fund, and the relative dividend rights of holders of each Class of Shares of each Fund shall be established by the Trustees of the Trust in accordance with the provisions of the Declaration and shall be set forth in the Trust's Registration Statement on Form N- 1A under the Securities Act of 1933 and/or the Investment Company Act of 1940, as amended and as in effect at the time of issuing such Shares.

         4. All Shares of each Fund issued prior to the filing of this instrument with the Secretary of State of The Commonwealth of Massachusetts shall be deemed Class A Shares of such Fund, and the Trustees, acting in their sole discretion, may determine that any Shares of each Fund issued after such time are Class A Shares, Class B Shares, or, in the case of Pacific Basin Fund, Class C Shares, or are Shares of any other class of such Fund hereafter established and designated by the Trustees.

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         IN WITNESS WHEREOF, the undersigned have executed this instrument this
8th day of February, 1994.



/s/Edward J. Boudreau, Jr.                    /s/William S. Cosgrove
--------------------------                    ----------------------
Edward J. Boudreau. Jr.                       William S. Cosgrove
as Trustee and not individually               as Trustee and not individually
34 Swan Road                                  20 Buttonwood Place
Winchester, MA  01890                         Saddle River, NJ  07458



/s/Dennis S. Aronowitz                        /s/Bayard Henry
----------------------                        ---------------
Dennis S. Aronowitz                           Bayard Henry
as Trustee and not individually               as Trustee and not individually
29 Lee Road                                   65 Goddard Avenue
Chestnut Hill, MA  02167                      Brookline, MA  02146



/s/Richard P. Chapman, Jr.                    /s/Richard S. Scipione
--------------------------                    ----------------------
Richard P. Chapman, Jr.                       Richard S. Scipione
as Trustee and not individually               as Trustee and not individually
107 Upland Road                               4 Sentinel Road
Brookline, MA  02146                          Hingham, MA  02043



/s/Francis C. Cleary, Jr.                     /s/Edward J. Spellman
-------------------------                     ---------------------
Francis C. Cleary                             Edward J. Spellman
as Trustee and not individually               as Trustee and not individually
58 Avalon Road                                259 C Commercial Blvd.
Needham, MA  02192                            Lauderdale By the Sea, FL  33308


         The Declaration, a copy of which, together with all amendments thereto, is on file in the office of the Secretary of State of the Commonwealth of Massachusetts provides that no Trustee, officer, employee or agent of the Trust or any Series thereof shall be subject to any personal liability whatsoever to any Person, other than to the Trust or its shareholders, in connection with Trust Property or the affairs of the Trust, save only that arising from bad faith, willful misfeasance, gross negligence, or reckless disregard of his duties with respect to such Person; and all such Persons shall look solely to the Trust Property, or to the Trust Property of one or more specific Series of the Trust if the claim arises from the conduct of such Trustee, officer, employee

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or agent with respect to only such Series, for satisfaction of claims of any nature arising in connection with the affairs of the Trust.